Exhibit 10.31.11

AMENDMENT NUMBER TEN TO THE
METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE

(Amended and Restated Effective April 1, 2014)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE (the “Plan”) is hereby amended, effective as indicated below, as follows:

1.	Effective October 15, 2018, Section 1.4.09 is hereby amended it its entirety to read as follows:

“§1.4.09    Employee:    “Employee” means anyone who:

(a)	is employed by the Company or a Subsidiary and compensated in or from the United States; and

(b)	is a grade 14M, 14A or 14S or any higher grade, as designated by the Company or a Subsidiary; and

(c)	is either:

(1)    a regular full-time employee; or

(2) a regular part-time employee whose regularly scheduled annual service is 1,000 hours or more in a 12-month period, and

(d)	is not within the definition of “Employee” in the MetLife Plan for Transition Assistance for Grades 13 and Below; and

(e)	is not a temporary employee; and

(f)	is not a leased employee within the meaning of Internal Revenue Code §414(n); and

(g)
is not performing services for the Company or a Subsidiary under an agreement in which such individual acknowledges that he or she is an independent contractor and that he or she is not entitled to participate in the Company’s or a Subsidiary’s employee benefit plans, or under an agreement entered into between the Company or a Subsidiary and some other person (other than a MetLife Enterprise Affiliate), in either case notwithstanding the fact that a regulatory body or court determines that such an individual is a common law employee; and

(h)
notwithstanding any provision of this §1.4.09 or the Plan to the contrary and in accordance with and subject to Section 8.1 of the Plan, “Employee” shall include any employee or sales agent of the MetLife Premier Client Group at Grade 14 or above who becomes a Transferred Employee in accordance with and as such term is defined in the Purchase Agreement by and among MetLife, Inc. and Massachusetts Mutual Life Insurance Company dated February 26, 2016; and

(i)	effective October 15, 2018, notwithstanding the foregoing, an Employee is also not any individual who is:

(1)
treated or classified by the Company or Subsidiary, in their sole and absolute discretion, as an independent contractor and/or not as a common law employee, which may, but need not, be conclusively evidenced by the Company or Subsidiary not withholding federal income and/or employment taxes from the individual’s pay;

(2)	being paid by any third party pursuant to an agreement or understanding between the Company or Subsidiary and such third party; and/or

(3)
treated or classified by the Company or Subsidiary as a non-employee, consultant, or a seasonal, occasional, limited duration, leased, provisional, or temporary employee; in each case regardless of any contrary governmental, judicial, arbitral, or other determination that relates to such employment status or federal income and/or employment tax withholding with respect to any period.

The classification of “Employee” will be conclusively determined by the Company or Subsidiary in its sole and absolute discretion.

This definition overrides the definition in the MetLife Welfare Benefit Plan, of which this Plan is a Constituent Plan.”

2.	Effective October 1, 2018, Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

“§6.1 Amendment. The Company may amend or terminate this Plan or any benefit or coverage thereunder at any time by means of a written instrument executed by a person authorized by the Company, subject to the limitation of this section. Except as hereinafter stated, the Chief Executive Officer of the Company or his designate is authorized to amend this Plan by formal action. Any amendment or group of amendments adopted on the same date, which would increase or decrease the annual cost of Plan benefits for Participants by $10 million or more shall be adopted by formal action of the Board of Directors of MetLife, Inc.”

[Signature on Next Page]

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this
15th day of November, 2018 by the duly authorized individual below.

METLIFE GROUP, INC.

By: /s/ Andrew J. Bernstein .
Andrew J. Bernstein, Plan Administrator

Witness: /s/ J.N. Eidenberg

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